UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
WASHINGTON, D.C.  20549

_________________

FORM 8-K/A

CURRENT REPORT
Pursuant to Section 13 or 15(d) of the
Securities Exchange Act of 1934
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Date of Report (Date of earliest event reported):  May 1, 2009

Towerstream Corporation

(Exact Name of Registrant as Specified in Charter)

Delaware	001-33449	20-8259086
(State or other jurisdiction of incorporation)	(Commission File Number)	(IRS Employer Identification No.)

55 Hammarlund Way Middletown, RI	02842
(Address of principal executive offices)	(Zip Code)

Registrant’s telephone number, including area code: (401) 848-5848

(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

[_] Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

[_] Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 DFR 240.14a-12)

[_] Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

[_] Pre-commencement communications pursuant to Rule 13e-4 (c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 5.02	Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers.

Effective May 1, 2009, Bruce Grinnell, the Chief Operations Officer of Towerstream Corporation (the “Company”), executed a separation and release agreement (the “Separation Agreement”) in which he resigned from his position as Chief Operations Officer of the Company.

Pursuant to the terms of the Separation Agreement, Mr. Grinnell will receive $40,000 as severance, payable on May 31, 2009.

Prior to entering into the Separation Agreement, options to purchase 10,136 shares of the Company’s common stock had vested as of the date of the Separation Agreement (the “Vested Options”).  Pursuant to the Separation Agreement, Mr. Grinnell will not be entitled to any other options but will have the unqualified right to exercise any of the Vested Options through May 1, 2010.

Pursuant to the terms of the Separation Agreement, Mr. Grinnell agreed to fully release the Company from all claims that he may have against the Company.  In addition, the Company agreed to release Mr. Grinnell from all claims the Company has or may have against him within the scope of his employment with the Company that the Company knows about.  The Company represented that there are no known current claims against Mr. Grinnell.

The foregoing summary is not a complete description of the terms of the Separation Agreement, and reference is made to the complete text of such agreement, attached hereto as Exhibit 99.1.

Item 9.01	Financial Statements and Exhibits.

(d)  Exhibits

Exhibit No.	Description

99.1	Separation and Release Agreement between Bruce Grinnell and Towerstream Corporation, dated May 1, 2009

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

TOWERSTREAM CORPORATION

Dated: May 28, 2009	By:	/s/ Joseph P. Hernon
Name: Joseph P. Hernon
Title: Chief Financial Officer

EXHIBIT INDEX

Exhibit No.	Description

99.1	Separation and Release Agreement between Bruce Grinnell and Towerstream Corporation, dated May 1, 2009